A special meeting of the fund's shareholders was held on June 16, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	34,446,545.03	68.713
Against	15,015,780.84	29.953
Abstain	668,545.57	1.334
TOTAL	50,130,871.44	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Ralph F. Cox
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Laura B. Cronin
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Robert M. Gates
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
George H. Heilmeier
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
	# of Votes	% of Votes
Abigail P. Johnson
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Edward C. Johnson 3d
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Donald J. Kirk
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Marie L. Knowles
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Ned C. Lautenbach
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Marvin L. Mann
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
William O. McCoy
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
Robert L. Reynolds
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
	# of Votes	% of Votes
William S. Stavropoulos
Affirmative	48,426,104.48	96.599
Withheld	1,704,766.96	3.401
TOTAL	50,130,871.44	100.000
* Denotes trust-wide proposals and voting results.